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                                                           EXHIBIT 16.1


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January 24, 1997



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Sir:

We have read the section entitled "Experts" included in Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-18369 and 333-18369-01 to be filed with the Securities and Exchange Commission by First Banks, Inc. and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By
   Patrick M. Mathiesen

PMM/SECLTR4

Copy to Mr. Larry Brost
        First Banks, Inc.